UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

BAD TOYS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 00-50059

Nevada	94-3371514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2344 Woodridge Avenue Kingsport, Tennessee	37664
(Address of principal executive offices)	(Zip code)

(423) 247-9560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2005, Bad Toys Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Southland Health Services, Inc. (“Southland Health”), entered into a binding letter of intent (the “Letter of Intent”) with Phillip Elliot to acquire one hundred percent (100%) of the issued and outstanding shares of capital stock of DHP, Inc., and its related companies (collectively, “DHP”)(the “Shares”). DHP is an emergency ambulance service provider.

In consideration for the Shares, the Letter of Intent provides that the Company will pay a purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000) payable as follows: (i) One Million Two Hundred Thousand Dollars ($1,200,000), in the form of a cashier’s check (or otherwise immediately available funds), on the date of closing; (ii) Six Hundred Thousand Dollars ($600,000), in the form of a cashier’s check, 120 days from the date of closing; (iii) an Interest Bearing Installment Promissory Note in the principal amount of Seven Hundred Thousand Dollars ($700,000), bearing interest at an annual rate equal to one point over the prime rate (determined as of the end of each calendar quarter) charged from time to time by Bank of America to commercial borrowers, payable over a period of sixty (60) months, on the date of closing; and (iv) warrants to acquire One Hundred Thousand (100,000) shares of common stock of Bad Toys Holdings, Inc., with an exercise price of One Dollar ($1.00) per share, such warrants to be exercisable at any time during the five-year period following the closing. The Company’s obligation to consummate the transaction contemplated by the Letter of Intent is subject to satisfaction of certain liabilities of DHP, as well as the Company’s ability to obtain financing on terms and conditions satisfactory to it for all of the financing necessary to complete the transaction.

The Letter of Intent provides that the parties shall proceed in good faith to negotiate, execute and deliver a definitive stock purchase agreement and any related documents and instruments, which together will set forth all of the terms and conditions of the transaction. This stock purchase agreement shall contain mutually satisfactory terms, representations, conditions, warranties, covenants, indemnities and other provisions as are appropriate and consistent with the provisions described in the Letter of Intent.

The parties anticipate closing the transaction on or before August 31, 2005.

The foregoing description of the Letter of Intent is qualified in its entirety by the full text of the Letter of Intent, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

*10.1	Binding Letter of Intent by and between Southland Health Services, Inc., a wholly-owned subsidiary of Bad Toys Holdings, Inc., and Phillip Elliot, dated July 1, 2005.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bad Toys Holdings, Inc.
(Registrant)

Date: July 8, 2005	By:	/s/ Larry N. Lunan
Chief Executive Officer